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IDS Federal Income Fund, Inc.
File No. 2-96512/811-4260

EXHIBIT INDEX

Exhibit 11:    Independent Auditors' Consent.

Exhibit 17:    Financial Data Schedules.

Exhibit 19(a): Directors' Power of Attorney, dated Jan. 8, 1997.

Exhibit 19(c): Trustees Power of Attorney, dated Jan. 8, 1997.